UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/05/2009

BJ SERVICES COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-10570

Delaware	63-0084140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4601 Westway Park Blvd., Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 462-4239

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

BJ Services Company (the “Company”) currently has thirteen operating segments for which separate financial information is available and that have separate management teams that are engaged in oilfield services. The results for these operating segments are evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The operating segments have been aggregated into four reportable segments: U.S./Mexico Pressure Pumping, Canada Pressure Pumping, International Pressure Pumping and the Oilfield Services Group. We revised our internal reporting structure in fiscal 2009, moving our U.S. service tool business, which previously had been reported within the U.S./Mexico Pressure Pumping segment, into the completion tools division of our Oilfield Services Group. All periods presented have been recast to conform to the new reporting structure. Due to the immaterial impact of this recast, the Company has not included a revised Business section or Management’s Discussion and Analysis of Financial Condition and Results of Operations with this filing.

Summarized financial information concerning our segments for each of the three years in the period ended September 30, 2008 and for the quarterly periods of fiscal year 2008 is shown in the following tables (in thousands). The “Corporate” column includes corporate expenses and assets not allocated to the operating segments. For the years ended September 30, 2008, 2007 and 2006, we provided services to several thousand customers, none of which accounted for more than 5% of consolidated revenue.

Business Segments	U.S./Mexico Pressure Pumping	Canada Pressure Pumping	International Pressure Pumping	Oilfield Services Group	Corporate	Total
2008
Revenue	$2,743,383	$442,474	$1,252,573	$987,832	$—	$5,426,262
Operating income (loss)	597,837	34,341	172,519	191,670	(89,270)	907,097
Total assets	1,728,751	515,600	1,482,655	1,076,894	518,008	5,321,908
Capital expenditures	267,476	20,163	195,854	82,951	40,422	606,866
Depreciation	115,774	34,797	68,700	35,490	10,705	265,466

2007
Revenue	$2,534,601	$386,547	$1,074,744	$806,517	$—	$4,802,409
Operating income (loss)	874,808	32,493	152,734	170,362	(79,858)	1,150,539
Total assets	1,487,260	550,449	1,339,312	997,983	340,208	4,715,212
Capital expenditures	288,037	83,643	210,684	84,037	85,712	752,113
Depreciation	88,410	29,327	55,111	29,112	7,059	209,019

2006
Revenue	$2,326,803	$481,380	$884,670	$675,011	$—	$4,367,864
Operating income (loss)	890,650	102,094	138,069	140,983	(100,060)	1,171,736
Total assets	1,279,138	471,362	1,022,265	722,823	366,700	3,862,288
Capital expenditures	201,323	106,352	87,822	43,599	20,878	459,974
Depreciation	64,394	24,025	49,119	23,905	5,320	166,763

	U.S./Mexico Pressure Pumping	Canada Pressure Pumping	International Pressure Pumping	Oilfield Services Group	Corporate	Total
Three Months Ended September 30, 2008
Revenue	$755,240	$133,702	$355,019	$285,806	$—	$1,529,767
Operating income (loss)	147,942	19,463	56,645	58,735	(21,655)	261,130
Identifiable assets	1,728,751	515,600	1,482,655	1,076,894	518,008	5,321,908

Three Months Ended June 30, 2008
Revenue	$698,131	$48,636	$316,922	$264,539	$—	$1,328,228
Operating income (loss)	144,677	(16,595)	45,235	51,813	(18,272)	206,858
Identifiable assets	1,662,129	482,768	1,400,952	1,060,957	456,482	5,063,288

Three Months Ended March 31, 2008
Revenue	$635,870	$138,790	$292,120	$216,422	$—	$1,283,202
Operating income (loss)	125,130	14,481	34,714	39,155	(26,952)	186,528
Identifiable assets	1,619,231	535,962	1,377,151	961,710	436,767	4,930,821

Three Months Ended December 31, 2007
Revenue	$654,142	$121,346	$288,512	$221,065	$—	$1,285,065
Operating income (loss)	180,088	16,992	35,925	41,967	(22,391)	252,581
Identifiable assets	1,589,266	546,694	1,359,646	937,127	398,803	4,831,536

The accounting policies of the segments are the same as those described in the summary of significant accounting policies in Note 2 of the Notes to the Consolidated Financial Statements included in our annual report on Form 10-K for the fiscal year ended September 30, 2008. Operating segment performance is evaluated based on operating income. Intersegment sales and transfers are not material.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ Services Company
(Registrant)

Date: March 5, 2009	By:	/s/ Jeffrey E. Smith
Jeffrey E. Smith
Executive Vice President, Finance
and Chief Financial Officer

4